UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 10, 2022 (May 10, 2022)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Capital Market
Series A Preference Shares, par value $0.01 per share	MH.PA	New York Stock Exchange
Series C Preference Shares, par value $0.01 per share	MH.PC	New York Stock Exchange
Series D Preference Shares, par value $0.01 per share	MH.PD	New York Stock Exchange

Item 2.02	Results of Operations and Financial Condition.

On May 10, 2022, the Company issued a press release announcing its results of operations for the three months ended March 31, 2022. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD.

On May 10, 2022, the Company posted its May 2022 Investor Presentation via its investor relations website at https://www.maiden.bm/investor_relations, which presentation is included as Exhibit 99.3 to this Current Report on Form 8-K.

The information under Item 7.01 and the Investor Presentation included to this Form 8-K as Exhibit 99.3 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 8.01	Other Events.

On May 10, 2022, the Company issued a press release announcing its results of operations for the three months ended March 31, 2022 via its investor relations website at https://www.maiden.bm/investor_relations, which press release is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 10, 2022
99.2	Press Release of Maiden Holdings, Ltd., dated May 10, 2022
99.3	Maiden Holdings, Ltd. Investor Update Presentation, May 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 10, 2022	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz
President and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 10, 2022
99.2	Press Release of Maiden Holdings, Ltd., dated May 10, 2022
99.3	Maiden Holdings, Ltd. Investor Update Presentation, May 2022

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces
First Quarter 2022 Financial Results

PEMBROKE, Bermuda, May 10, 2022 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) ("Maiden" or the "Company") today reported first quarter 2022 net income available to Maiden common shareholders of $1.6 million or $0.02 per diluted common share compared to $71.7 million or $0.83 per diluted common share in the first quarter of 2021.
Non-GAAP operating loss(5) was $6.9 million or $0.08 per diluted common share for the first quarter of 2022 compared to non-GAAP operating earnings of $47.3 million or $0.55 per diluted common share for the same period in 2021.
Maiden's book value per common share(1) was $2.47 at March 31, 2022 compared to $2.60 at December 31, 2021. On a non-GAAP basis, adjusted for the unamortized deferred gain on ceded retroactive reinsurance of $44.9 million at March 31, 2022, the Company's adjusted book value per common share(2) was $2.99 at March 31, 2022.
Commenting on the first quarter of 2022 financial results, Patrick J. Haveron and Lawrence F. Metz, Maiden’s Co-Chief Executive Officers stated, "Positive progress was made during the first quarter across our strategic pillars despite a modest decrease in our book value which was largely the result of the rising interest rate environment. Genesis Legacy Solutions completed multiple transactions during the quarter, growing its base of insurance liabilities to $37.1 million. Our alternative asset portfolio grew by an additional 11.1% during the first quarter and produced returns solidly above our benchmark cost of debt capital, and we expect further growth from that portfolio in coming quarters. Capital management had a more limited impact on our first quarter 2022 results but still contributed $3.5 million in gains during the period, bringing the total impact of our capital management initiatives to $1.52 per common share since the fourth quarter of 2020."
Messrs. Haveron and Metz added, "The net favorable trends in the run-off of our former reinsurance liabilities continued but were more than offset by the $5.1 million of underwriting loss impact from higher than expected negative premium adjustments in our AmTrust cession. Our first quarter earnings were also hindered by unrealized losses on our fixed income portfolio of $0.26 per common share as interest rates rose sharply during the first quarter. Recurring expenses, while typically higher in the first quarter for discretionary compensation expenses, were 21.0% lower on a year-over-year basis and continue to reflect the positive trends we have experienced as we maintain an efficient operating profile. Our balance sheet at March 31, 2022 does not reflect the $1.08 in net deferred tax assets which still maintain a full valuation allowance. We believe the necessary performance that will enable us to recognize these tax assets in the future continues to accumulate."
Consolidated Results for the Quarter Ended March 31, 2022
Net income available to Maiden common shareholders for the three months ended March 31, 2022 was $1.6 million compared to $71.7 million for the same period in 2021. The most significant items affecting our financial performance during the first quarter of 2022 on a comparative basis to the first quarter of 2021 included:
•gain from repurchase of preference shares of $3.5 million for the three months ended March 31, 2022 compared to $62.5 million in the same period in 2021;
•excluding the gain from repurchase of our preference shares, net loss was $1.9 million for the three months ended March 31, 2022 compared to net income of $9.3 million for the same period in 2021 largely due to the following factors:
•underwriting loss(4) of $1.7 million in the first quarter of 2022 compared to underwriting income of $1.6 million in the same period in 2021. The decrease in underwriting results was primarily due to:
•significantly higher than expected negative premium adjustments in the AmTrust Reinsurance segment related to adjustments for estimated surcharges on Workers' Compensation policies and inuring AmTrust reinsurance for certain programs in Specialty Risk and Extended Warranty cessions (collectively the "AmTrust Cession Adjustments"), net of commission and loss adjustments, which contributed an underwriting loss of $5.1 million to our reported results during the three months ended March 31, 2022;
•excluding the AmTrust Cession Adjustments, the Company had underwriting income of $3.4 million for the three months ended March 31, 2022 compared to underwriting income of $1.6 million for the same period in 2021 which consisted of the following:

•favorable prior year loss development of $2.2 million in the first quarter of 2022 (adjusted for the AmTrust Cession Adjustments) compared to favorable prior year loss development of $5.6 million during the same period in 2021; and
•on a current accident year basis, an underwriting income of $1.2 million for the three months ended March 31, 2022 compared to an underwriting loss of $4.0 million for the same period in 2021.
•total income from investment activities were $10.1 million for the three months ended March 31, 2022 compared to $20.9 million for the same period in 2021 which was comprised of:
•net investment income of $6.6 million for the three months ended March 31, 2022 compared to $9.8 million for the same period in 2021 primarily due to the decline in average fixed income assets of 29.6%;
•net realized and unrealized gains on investment of $2.3 million for the three months ended March 31, 2022 compared to net realized gains of $8.1 million for the same period in 2021; and
•interest in income of equity method investments of $1.3 million for the three months ended March 31, 2022 compared to $2.9 million for the same period in 2021.
•corporate general and administrative expenses decreased to $8.3 million for the three months ended March 31, 2022 compared to $11.8 million for the same period in 2021 due to lower equity-based incentive compensation costs for employees; and
•foreign exchange and other gains amounted to $3.9 million during the three months ended March 31, 2022, compared $3.5 million for the same period in 2021.
Net premiums written for the three months ended March 31, 2022 were $(10.3) million compared to $(2.7) million for the same period in 2021. Net premiums written in the Diversified Reinsurance segment increased by $4.8 million for the three months ended March 31, 2022 compared to the same period in 2021 due to the prior year return of unearned premiums written in German Auto quota share reinsurance contract which went into run-off on January 1, 2021. Direct gross premiums written by wholly owned Swedish subsidiaries Maiden Life Försäkrings AB and Maiden General Försäkrings AB decreased by $0.3 million or 5.3% during the three months ended March 31, 2022, compared to the same period in 2021. Negative premium adjustments of $15.8 million from the AmTrust Cession Adjustments were the principal factor which resulted in $(14.9) million in net premiums written in the AmTrust Reinsurance segment in the three months ended March 31, 2022 compared to $(2.5) million for the same period in 2021.
Net premiums earned decreased by $10.6 million or 90.5% for the three months ended March 31, 2022 compared to the same period in 2021 primarily due to the AmTrust Cession Adjustments in the AmTrust Reinsurance segment.
Net investment income decreased by $3.3 million or 33.3% for the three months ended March 31, 2022 compared to the same period in 2021, primarily due to the decline in average aggregate fixed income assets of 29.6% in the same period. The decline in fixed income assets is largely due to the cessation of active reinsurance underwriting on prospective risks since January 1, 2019 which is responsible for significant negative operating cash flows as we continue to run-off our existing reinsurance liabilities. Net investment income also decreased due to the decline in annualized average book yields from fixed income assets to 1.7% for the three months ended March 31, 2022 compared to 2.0% for the same period in 2021.
Net realized and unrealized gains for the three months ended March 31, 2022 were $2.3 million compared to $8.1 million for the same period in 2021. Net realized and unrealized gains for the three months ended March 31, 2021 included the recognition of $4.5 million in unrealized gains related to an investment in an insurtech start-up company that was acquired by a special purpose acquisition company. Net realized gains for the three months ended March 31, 2022 and 2021 also reflect sales of corporate bonds for the settlement of claim payments to AmTrust.
Net loss and LAE decreased by $4.6 million during the three months ended March 31, 2022 compared to the same period in 2021. Net loss and LAE for the first quarter of 2022 was impacted by net favorable prior year reserve development of $7.3 million compared to net favorable prior year reserve development of $5.6 million during the first quarter of 2021 primarily within the AmTrust Reinsurance segment in both respective periods.
Commission and other acquisition expenses decreased by $3.4 million or 57.5% for the three months ended March 31, 2022, compared to the same period in 2021 largely due to the AmTrust Cession Adjustments as discussed above.
Total general and administrative expenses decreased by $3.1 million, or 22.2% for the three months ended March 31, 2022, compared to the same period in 2021 due to lower equity based incentive compensation costs. The Company estimates that it incurred certain operating expenses of $0.4 million during the three months ended March 31, 2022, which it believes will not recur in future periods. These costs include salary and related costs associated with headcount reductions.
Non-GAAP Operating Results for the three months ended March 31, 2022
In addition to other adjustments, management has adjusted the GAAP net income and underwriting results by excluding incurred losses and LAE that are subject to the Loss Portfolio Transfer and Adverse Development Cover Agreement ("LPT/

ADC Agreement") with Cavello Bay Reinsurance Ltd. ("Cavello"), a subsidiary of Enstar Group Limited. Such losses are fully recoverable from Cavello, and therefore adjusting for these losses shows the ultimate economic benefit of the LPT/ADC Agreement to Maiden.
The non-GAAP operating loss was $6.9 million or $0.08 per diluted common share for the first quarter of 2022 compared to non-GAAP operating earnings of $47.3 million or $0.55 per diluted common share for the first quarter of 2021. Adjusted to include net realized and unrealized investment gains and the interest in income of equity method investments which are both a recurring part of investment results with the Company’s underwriting activities in run-off, the non-GAAP operating loss was $3.4 million or $0.04 per diluted common share for the first quarter of 2022, compared to non-GAAP operating earnings of $58.3 million or $0.67 per diluted common share for the first quarter of 2021.
Similar to the reported GAAP results, the reduction in non-GAAP operating results for the three months ended March 31, 2022 compared to the same period in 2021 primarily reflects gains from repurchase of preference shares of $3.5 million recognized in the three months ended March 31, 2022 compared to $62.5 million for the same period in 2021.
The unamortized deferred gain on retroactive reinsurance under the LPT/ADC Agreement with Cavello was $44.9 million as of March 31, 2022, a decrease of $1.0 million compared to $45.9 million at December 31, 2021. The decrease in the unamortized deferred gain under the LPT/ADC Agreement for the three months ended March 31, 2022 is attributable to $1.0 million in loss and LAE recognized as favorable loss development in the Company’s GAAP income statement that was covered by the LPT/ADC Agreement.
Adjusted for favorable loss development covered by the LPT/ADC Agreement of $1.0 million during the three months ended March 31, 2022, the non-GAAP underwriting loss(9) was $2.7 million compared to $8.3 million for the same period in 2021.
For the three months ended March 31, 2022, our non-GAAP operating loss also included underwriting results for business not covered by the LPT/ADC Agreement, specifically Hospital Liability business and run-off of the AmTrust Reinsurance segment.
In addition, as previously noted, the Company estimates that it incurred operating expenses of $0.4 million during the three months ended March 31, 2022 which it believes will not recur in future periods.
Please refer to the Non-GAAP Financial Measures tables in this release for additional information on these non-GAAP financial measures and reconciliation of these measures to the appropriate GAAP measures.
Quarterly Report on Form 10-Q for Period Ended March 31, 2022 and Other Financial Matters
The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022 was filed with the U.S. Securities and Exchange Commission on May 10, 2022. Additional information on the matters reported in this news release along with other required disclosures can be found in that filing.
Total assets were $2.2 billion at March 31, 2022 compared to $2.3 billion at December 31, 2021. Shareholders' equity was $367.7 million at March 31, 2022 compared to $384.3 million at December 31, 2021. Adjusted shareholders' equity(2) was $412.5 million at March 31, 2022 compared to $434.2 million at December 31, 2021, which reflects the unamortized deferred gain under the LPT/ADC Agreement of $44.9 million at March 31, 2022 and $45.9 million at December 31, 2021. Adjusted shareholders' equity for December 31, 2021 also included an adjustment of $4.1 million to reflect the equity accounting related to the fair value of certain hedged liabilities in an equity method investment in a limited partnership investment held by the Company wherein the ultimate realizable value of the asset supporting the hedged liabilities was not recognized at fair value ("LP Investment Adjustment") until it was sold at a realized gain in the first quarter of 2022.
Effective October 1, 2021, Genesis Legacy Solutions ("GLS") completed its first transaction, a loss portfolio transfer transaction which includes an adverse development cover. GLS continues to write additional retroactive reinsurance transactions consistent with its business plan. As of March 31, 2022, GLS has insurance liabilities that it assumed through retroactive reinsurance contracts of $29.2 million, including deferred gains on retroactive reinsurance of $7.9 million. In addition to producing returns that exceed the target cost of capital, we expect business produced through GLS to further enhance our ability to pursue the asset and capital management pillars of our business strategy.
The Company's wholly owned subsidiary, Maiden Holdings North America, Ltd., holds net operating loss carryforwards ("NOLs") which were $235.7 million as of March 31, 2022. These NOLs, in combination with additional net deferred tax assets primarily related to our insurance liabilities, result in a net deferred tax asset (before valuation allowance) of $94.3 million or $1.08 per common share as of March 31, 2022. These net deferred tax assets are not presently recognized on the Company’s balance sheet as a full valuation allowance is carried against them.
The Company no longer presents certain non-GAAP measures such as combined ratio and its related components in its news release or its quarterly reports, as it believes that as the run-off of its reinsurance portfolios progresses, such ratios are increasingly not meaningful and of less value to readers as they evaluate our financial results.

Preference Shares
On March 3, 2021, the Company's Board of Directors approved the repurchase, including the repurchase by Maiden Reinsurance Ltd. (“Maiden Reinsurance") in accordance with its investment guidelines, of up to $100.0 million of the Company's preference shares from time to time at market prices in open market purchases or as may be privately negotiated.
On May 6, 2021, the Company's Board of Directors approved the repurchase, including the repurchase by Maiden Reinsurance in accordance with its investment guidelines, of up to an additional $50.0 million of the Company's preference shares from time to time at market prices in open market purchases or as may be privately negotiated.
The authorizations approved on March 3, 2021 and May 6, 2021 are collectively referred to as the "2021 Preference Share Repurchase Program". The principal purpose of the cash tender offer on December 24, 2020 to purchase the Company’s preference shares and the 2021 Preference Share Repurchase Program was to adjust our capital structure to reflect current operations and the amount of capital required to operate Maiden Reinsurance.
The following table shows the summary of repurchases made of the Company's preference shares pursuant to the 2021 Preference Share Repurchase Program during the three months ended March 31, 2022 and 2021, respectively:

	For the Three Months Ended March 31, 2022		For the Three Months Ended March 31, 2021
	Number of shares purchased	Average price of shares purchased	Number of shares purchased	Average price of shares purchased

Series A	—	$—	2,561,636	$14.88
Series C	179,996	11.59	2,028,961	14.65
Series D	94,865	10.67	2,023,896	14.60
Total	274,861	11.27	6,614,493	14.72

Total price paid (in millions)	$3.1		$97.4
Gain on purchase (in millions)	$3.5		$62.5
The Company has a remaining authorization of $10.7 million for preference share repurchases. The following table shows the Company's preference shares outstanding (including total of the Company's preference shares held by Maiden Reinsurance pursuant to the cash tender offer in December 2020 and the 2021 Preference Share Repurchase Program) at May 10, 2022:

	Series A	Series C	Series D	Total
Outstanding shares issued by Maiden Holdings	6,000,000	6,600,000	6,000,000	18,600,000
Total shares held by Maiden Reinsurance at May 10, 2022	4,064,311	4,410,226	4,031,931	12,506,468
Total shares held by non-affiliates at May 10, 2022	1,935,689	2,189,774	1,968,069	6,093,532
Percentage held by Maiden Reinsurance at May 10, 2022	67.7%	66.8%	67.2%	67.2%

Quarterly Dividends
The Company's Board of Directors did not authorize any quarterly dividends related to either its common shares or any series of its preference shares.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets. Maiden also provides a full range of legacy services to small insurance companies, particularly those in run-off or with blocks of reserves that are no longer core, working with clients to develop and implement finality solutions including acquiring entire companies that enable our clients to meet their capital and risk management objectives.

(1)(2)(4)(5)(9) Please refer to the Non-GAAP Financial Measures tables for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

Special Note about Forward Looking Statements

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include general statements both with respect to the Company and the insurance industry and generally are identified with the words "anticipate", "believe", "expect", "predict", "estimate", "intend", "plan", "project", "seek", "potential", "possible", "could", "might", "may", "should", "will", "would", "will be", "will continue", "will likely result" and similar expressions. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by the Company or any other person that the Company’s objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates, assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore, you should not place undue reliance on them. Important factors that could cause actual results to differ materially from those in such forward-looking statements are set forth in Item 1A "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Circumstances caused by the COVID-19 pandemic are complex, uncertain and rapidly evolving. We therefore may not be able to accurately predict the longer-term effects that the COVID-19 pandemic may have on our financial condition or results of operations. To the extent the COVID-19 pandemic adversely affects our financial condition or results of operations, it may also heighten additional risks described in "Part I, Item 1A, Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2021.
The Company cautions that the list of important risk factors in its Annual Report on Form 10-K for the year ended December 31, 2021 is not intended to be and is not exhaustive. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law, and all subsequent written and oral forward-looking statements attributable to the Company or individuals acting on the Company’s behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from what was projected. Any forward-looking statements in this press release reflect the Company’s current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth, strategy and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.
Any discrepancies between the amounts included in the results of operations discussion and the consolidated financial statement tables are due to rounding.

CONTACT:

Sard Verbinnen & Co.
Maiden-SVC@sardverb.com

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	March 31, 2022	December 31, 2021
	(Unaudited)	(Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2022 - $492,131; 2021 - $595,344)	$471,230	$597,145
Equity securities, at fair value	48,932	44,062
Equity method investments	93,317	83,742
Other investments	108,161	97,663
Total investments	721,640	822,612
Cash and cash equivalents	36,975	26,668
Restricted cash and cash equivalents	34,911	39,419
Accrued investment income	5,282	5,695
Reinsurance balances receivable, net	18,714	19,507
Reinsurance recoverable on unpaid losses	558,262	562,845
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	32,692	36,703
Funds withheld receivable	634,898	636,412
Other assets	4,623	4,774
Total assets	$2,215,972	$2,322,610
LIABILITIES
Reserve for loss and loss adjustment expenses	$1,386,023	$1,489,373
Unearned premiums	88,882	100,131
Deferred gain on retroactive reinsurance	52,805	48,960
Accrued expenses and other liabilities	65,195	44,542
Senior notes - principal amount	262,500	262,500
Less: unamortized debt issuance costs	7,098	7,153
Senior notes, net	255,402	255,347
Total liabilities	1,848,307	1,938,353
Commitments and Contingencies
EQUITY
Preference shares	152,338	159,210
Common shares	933	923
Additional paid-in capital	770,910	768,650
Accumulated other comprehensive loss	(24,782)	(12,215)
Accumulated deficit	(496,701)	(498,295)
Treasury shares, at cost	(35,033)	(34,016)
Total Equity	367,665	384,257
Total Liabilities and Equity	$2,215,972	$2,322,610

Book value per common share(1)	$2.47	$2.60

Common shares outstanding	87,058,833	86,467,242

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended March 31,
	2022	2021
Revenues:
Gross premiums written	$(10,170)	$(2,390)
Net premiums written	$(10,323)	$(2,696)
Change in unearned premiums	11,445	14,460
Net premiums earned	1,122	11,764
Other insurance revenue	51	269
Net investment income	6,567	9,841
Net realized and unrealized gains on investment	2,309	8,101
Total other-than-temporary impairment losses	—	—
Total revenues	10,049	29,975
Expenses:
Net loss and loss adjustment expenses	(2,283)	2,359
Commission and other acquisition expenses	2,528	5,942
General and administrative expenses	10,886	13,997
Total expenses	11,131	22,298
Other expenses
Interest and amortization expenses	4,832	4,831
Foreign exchange and other gains	(3,949)	(3,542)
Total other expenses	883	1,289
(Loss) income before income taxes	(1,965)	6,388
Less: income tax expense	1,255	49
Add: interest in income of equity method investments	1,271	2,947
Net (loss) income	(1,949)	9,286
Gain from repurchase of preference shares	3,543	62,450
Net income available to Maiden common shareholders	$1,594	$71,736
Basic and diluted earnings per share available to Maiden common shareholders	$0.02	$0.83
Annualized return on average common equity	2.9%	175.7%
Weighted average number of common shares - basic	86,547,173	85,132,939
Adjusted weighted average number of common shares and assumed conversions - diluted	86,550,815	85,136,888

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended March 31, 2022	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$4,736	$(14,906)	$(10,170)
Net premiums written	$4,583	$(14,906)	$(10,323)
Net premiums earned	$5,955	$(4,833)	$1,122
Other insurance revenue	51	—	51
Net loss and loss adjustment expenses ("loss and LAE")	1,360	923	2,283
Commission and other acquisition expenses	(3,771)	1,243	(2,528)
General and administrative expenses(3)	(2,098)	(485)	(2,583)
Underwriting income (loss) (4)	$1,497	$(3,152)	(1,655)
Reconciliation to net loss
Net investment income and net realized and unrealized gains on investment			8,876
Interest and amortization expenses			(4,832)
Foreign exchange and other gains, net			3,949
Other general and administrative expenses(3)			(8,303)
Income tax expense			(1,255)
Interest in income of equity method investments			1,271
Net loss			$(1,949)

For the Three Months Ended March 31, 2021	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$72	$(2,462)	$(2,390)
Net premiums written	$(234)	$(2,462)	$(2,696)
Net premiums earned	$6,240	$5,524	$11,764
Other insurance revenue	269	—	269
Net loss and LAE	(1,415)	(944)	(2,359)
Commission and other acquisition expenses	(3,755)	(2,187)	(5,942)
General and administrative expenses(3)	(1,574)	(603)	(2,177)
Underwriting (loss) income(4)	$(235)	$1,790	1,555
Reconciliation to net income
Net investment income and net realized and unrealized gains on investment			17,942
Interest and amortization expenses			(4,831)
Foreign exchange and other gains, net			3,542
Other general and administrative expenses(3)			(11,820)
Income tax expense			(49)
Interest in income of equity method investments			2,947
Net income			$9,286

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended March 31,
	2022	2021
Non-GAAP operating (loss) earnings(5)	$(6,935)	$47,301
Non-GAAP basic and diluted operating (loss) earnings per common share available to Maiden common shareholders(5)	$(0.08)	$0.55
Annualized non-GAAP operating return on average adjusted common equity(6)	(10.5)%	81.4%
Reconciliation of net income available to Maiden common shareholders to non-GAAP operating (loss) earnings:
Net income available to Maiden common shareholders	$1,594	$71,736
Add (subtract):
Net realized and unrealized gains on investment	(2,309)	(8,101)
Foreign exchange and other gains	(3,949)	(3,542)
Interest in income of equity method investments	(1,271)	(2,947)
Decrease in deferred gain on retroactive reinsurance under the LPT/ADC Agreement	(1,000)	(9,845)
Non-GAAP operating (loss) earnings (5)	$(6,935)	$47,301
Weighted average number of common shares - basic	86,547,173	85,132,939
Adjusted weighted average number of common shares and assumed conversions - diluted	86,547,173	85,136,888
Reconciliation of diluted earnings per share available to Maiden common shareholders to non-GAAP diluted operating earnings per share available to Maiden common shareholders:
Diluted earnings per share available to Maiden common shareholders	$0.02	$0.83
Add (subtract):
Net realized and unrealized gains on investment	(0.03)	(0.09)
Foreign exchange and other gains	(0.05)	(0.04)
Interest in income of equity method investments	(0.01)	(0.03)
Decrease in deferred gain on retroactive reinsurance	(0.01)	(0.12)
Non-GAAP diluted operating (loss) earnings per share available to Maiden common shareholders	$(0.08)	$0.55
Non-GAAP Underwriting Results and Non-GAAP Net Loss and LAE
Gross premiums written	$(10,170)	$(2,390)
Net premiums written	$(10,323)	$(2,696)
Net premiums earned	$1,122	$11,764
Other insurance revenue	51	269
Non-GAAP net loss and LAE(9)	1,283	(12,204)
Commission and other acquisition expenses	(2,528)	(5,942)
General and administrative expenses	(2,583)	(2,177)
Non-GAAP underwriting loss(9)	$(2,655)	$(8,290)

Net loss and LAE	$(2,283)	$2,359
Less: favorable prior year loss development subject to LPT/ADC Agreement	(1,000)	(9,845)
Non-GAAP net loss and LAE(9)	$(1,283)	$12,204

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	March 31, 2022	December 31, 2021
Investable assets:
Total investments	$721,640	$822,612
Cash and cash equivalents	36,975	26,668
Restricted cash and cash equivalents	34,911	39,419
Loan to related party	167,975	167,975
Funds withheld receivable	634,898	636,412
Total investable assets(7)	$1,596,399	$1,693,086

Capital:
Preference shares	$152,338	$159,210
Common shareholders' equity	215,327	225,047
Total shareholders' equity	367,665	384,257
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
Total capital resources(8)	$630,165	$646,757

Reconciliation of total shareholders' equity to adjusted shareholders' equity:
Total Shareholders’ Equity	$367,665	$384,257
LP Investment Adjustment	—	4,083
Unamortized deferred gain on LPT/ADC Agreement	44,860	45,860
Adjusted shareholders' equity(2)	$412,525	$434,200

Reconciliation of book value per common share to adjusted book value per common share:
Book value per common share	$2.47	$2.60
LP Investment Adjustment	—	0.05
Unamortized deferred gain on retroactive reinsurance	0.52	0.53
Adjusted book value per common share(2)	$2.99	$3.18

(1) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding. Management uses growth in this metric as a prime measure of the value we are generating for our common shareholders, because management believes that growth in this metric ultimately results in growth in the Company’s common share price. This metric is impacted by the Company’s net income and external factors, such as interest rates, which can drive changes in unrealized gains or losses on our investment portfolio, as well as share repurchases.

(2) Adjusted Total Shareholders' Equity and Adjusted Book Value per Common Share: Management has adjusted GAAP shareholders' equity by adding the following items: 1) the unamortized deferred gain on retroactive reinsurance arising from the LPT/ADC Agreement; and 2) an adjustment which reflects the equity method accounting related to the fair value of certain hedged liabilities within an equity method investment in a limited partnership held by the Company wherein the ultimate realizable value of the asset supporting the hedged liabilities cannot currently be recognized at fair value. As a result, by virtue of this adjustment, management has also computed the Adjusted Book Value per Common Share. The deferred gain on retroactive reinsurance represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement. The LP Investment Adjustment reflects the fair value of the assets not presently able to be recognized currently. We believe reflecting the economic benefit of both items is helpful to understand future trends in our operations, which will improve the Company's shareholders' equity over the settlement or contract periods, respectively.

(3) Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting income (loss).

(4) Underwriting income or loss is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. For purposes of these non-GAAP operating measures, the fee-generating business, which is included in our Diversified Reinsurance segment, is considered part of the underwriting operations of the Company. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(5) Non-GAAP operating earnings and non-GAAP basic and diluted operating earnings per common share are non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses, total other-than-temporary impairment losses, foreign exchange and other gains and losses, interest in income of equity method investment, and (favorable) adverse prior year loss development subject to LPT/ADC Agreement and should not be considered as an alternative to net income. The Company's management believes that the use of non-GAAP operating earnings and non-GAAP diluted operating earnings per common share enables investors and other users of the Company’s financial information to analyze its performance in a manner similar to how management analyzes performance. Management also believes that these measures generally follow industry practice therefore allowing the users of financial information to compare the Company’s performance with its industry peer group, and that the equity analysts and certain rating agencies which follow the Company, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. Non-GAAP operating earnings should not be viewed as a substitute for U.S. GAAP net income.

(6) Non-GAAP operating return on average adjusted common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average adjusted common shareholders' equity as a measure of profitability that focuses on the return to common shareholders. It is calculated using non-GAAP operating earnings divided by average adjusted common shareholders' equity adjusted for the deferred gain on LPT/ADC Agreement and LP Investment Adjustment.

(7) Investable assets are the total of the Company's investments, cash and cash equivalents, loan to a related party and funds withheld receivable.

(8) Total capital resources are the sum of the Company's principal amount of debt and shareholders' equity.

(9) Non-GAAP net loss and LAE and Non-GAAP underwriting income (loss): Management has further adjusted the net loss and LAE and underwriting income (loss) (as defined above) by recognizing into income the (favorable) adverse prior year loss development subject to LPT/ADC Agreement relating to losses subject to that agreement. The deferred gain represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement on Maiden's underwriting income (loss). Management believes reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations.

Exhibit 99.2

PRESS RELEASE

Maiden Holdings, Ltd. Releases
First Quarter and Year-End 2022 Earnings

PEMBROKE, Bermuda, May 10, 2022 (GLOBE NEWSWIRE) -- Maiden Holdings, Ltd. (NASDAQ:MHLD) ("Maiden") has released its first quarter 2022 financial results via its investor relations website. Concurrent with releasing its results, Maiden also published an investor update presentation. Both documents are posted at https://www.maiden.bm/investor_relations.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets. Maiden also provides a full range of legacy services to small insurance companies, particularly those in run-off or with blocks of reserves that are no longer core, working with clients to develop and implement finality solutions including acquiring entire companies that enable our clients to meet their capital and risk management objectives.